UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 9, 2023

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 9, 2023, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) issued a press release announcing the following updates on leasing, its acquisition and development pipeline and its corporate updates.

Leasing Activity

During the three months ended December 31, 2022, (the “2022 fourth quarter”) INDUS executed six leases totaling approximately 543,000 square feet across the Company’s portfolio.

A lease extension was signed for approximately 127,000 square feet in the Hartford, Connecticut market that is expected to commence in 2024. This early extension is for an additional two years at a starting cash rent that is 15.9% above the recently executed renewal rate.

The Company executed 48,000 square feet of two first generation leases at the Company’s recently delivered two-building development project in the Orlando Florida market (“Landstar Logistics”). With the addition of these leases, Landstar Logistics is now 49.3% leased.

Two first generation leases totaling 105,000 square feet at the Company’s planned acquisition in the Nashville, Tennessee market were executed, bringing the project to 100% pre-leased prior to closing.

Additionally, a 263,000 square foot first generation lease at the Company’s planned acquisition in the Charleston, South Carolina market was executed, bringing the building to 100% pre-leased prior to closing.

As of December 31, 2022, INDUS’ 42 buildings aggregated 6.1 million square feet. INDUS’ portfolio percentage leased and percentage leased of stabilized1 properties were as follows:

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2022	2022	2022	2022
Percentage Leased	97.2%	97.6%	99.4%	100.0%
Percentage Leased - Stabilized Properties	98.8%	100.0%	100.0%	100.0%

Acquisition Pipeline

The following is a summary of INDUS’ pipeline of acquisitions under contract as of December 31, 2022:

				Purchase
		Building		Price	Expected
Market	Building Count	Size (SF)	Type	(in millions)	Closing
Charleston	1	263,000	Forward (100% pre-leased)	$28.0	Q1 2023
Nashville[2]	2	184,000	Forward (100% pre-leased)	$28.4	Q2 2023
Greenville-Spartanburg	1	280,000	Forward	$28.5	Q2 2023
Charlotte	1	231,000	Forward	$21.2	Q3 2023
Total Acquisition Pipeline	5	958,000		$106.1

The acquisitions in INDUS’ pipeline are each subject to certain remaining contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

The following is a summary of INDUS’ development pipeline as of December 31, 2022:

				Estimated
		Building		Total Budget	Expected
Project	Market	Size (SF)	Type	(in millions)	Delivery
American Parkway (one building)	Lehigh Valley	206,000	Speculative	$28.1	Q3 2023

Additionally, the following is a summary of INDUS’ land for future expected development that is owned or under contract as of December 31, 2022:

				Purchase	Expected
		Building		Price of Land	Land
Project	Market	Size (SF)	Acreage	(in millions)	Closing
Windsor Land (one building)	Lehigh Valley	91,000	8	$6.5	Completed
Lehigh Valley Land (one building)	Lehigh Valley	90,000	11	$2.3	Q1 2023
Orlando Land (three buildings)	Orlando	575,000	75	$18.0	Q1 2023
Charlotte Land (four buildings)	Charlotte	597,000	231	$4.8	Q4 2023

Closing on the purchase of the land parcels under contract and the commencement, completion and/or stabilization of the projects in the development pipeline and on the land for expected future development are each subject to a number of contingencies. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, or at all.

Corporate Updates

During the 2022 fourth quarter, the Company completed the sale of its office/flex portfolio, including a small storage building used in the operations of the portfolio (the “Office/Flex Portfolio”), for a sale price of $11.0 million. The Office/Flex Portfolio was comprised of eight buildings totaling 193,000 square feet located in Bloomfield, Connecticut. With the disposition of the Office/Flex Portfolio, INDUS is now a pure-play industrial/logistics real estate business with a modern portfolio located in select high-growth markets.

Additionally, INDUS entered into an agreement to sell approximately 11.5 acres in Windsor, Connecticut (“825 Prospect Hill”) for $1.8 million. Including 825 Prospect Hill, the Company has several agreements in place to sell undeveloped land parcels in Connecticut for total proceeds of approximately $26.7 million. These land sales, which are anticipated to close over the course of 2023, are subject to a number of contingencies including the completion of due diligence and/or receipt of regulatory approvals by the purchasers. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

In November, the Company completed the second draw totaling $30.0 million under its Delayed Draw Term Loan facility (the “DDTL”). As of December 31, 2022, the Company has drawn $90.0 million under the $150.0 million DDTL facility. The Company expects to draw the remaining $60.0 million available by the end of April 2023.

During the 2022 fourth quarter, INDUS announced that its Board of Directors declared a cash dividend of $0.18 per share of common stock, which will be payable on January 17, 2023 to stockholders of record on December 30, 2022.

As previously disclosed, on November 27, 2022 the Company received an unsolicited, non-binding proposal for an acquisition of the Company’s outstanding common stock. The Company’s Board of Directors is actively evaluating the best path forward for the Company to maximize shareholder value. The Company undertakes no duty to provide updates as to the Company’s evaluation process.

1. Stabilized properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier.

2. In December 2022, INDUS and the seller of the two-building Nashville forward portfolio executed an amendment to the Purchase and Sale Agreement which lowered the purchase price on the portfolio from $31.5 million to $28.4 million.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions and dispositions under agreements, pre-leasing agreements, construction and development plans and timelines, the expected total development and stabilization costs of developments in INDUS’ pipeline and the non-binding proposal to acquire the Company and the Company’s related evaluation.. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission (“SEC”) filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as updated by other filings with the SEC. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

Item 9.01	Financial Statements and Exhibits.

99.1	The Company’s Press Release dated January 9, 2023 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Jon W. Clark
Jon W. Clark
Date: January 9, 2023		Executive Vice President, Chief Financial Officer